UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 6, 2009

Synergx Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-2941299
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

209 Lafayette Drive, Syosset, New York
(Address of principal executive offices)	(Zip code)

Issuer's telephone number: (516) 433-4700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 6, 2009, Synergx Systems Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications Department (”NASDAQ”) stating that the Company had not regained compliance with the minimum bid price requirement under Listing Rule 5550(a)(2) by August 5, 2009 and, as a result, its common stock would be subject to delisting from The Nasdaq Capital Market unless the Company requested an appeal before the Nasdaq Hearings Panel.  Accordingly, unless the Company requests an appeal, trading of the Company’s common stock will be suspended at the opening of business on August 17, 2009 and the Company’s common stock will be removed from listing and registration on the Nasdaq Stock Market.

On April 21, 2008, the Company originally received a letter from NASDAQ notifying the Company that for 30 consecutive days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement. The Company had been provided with 180 calendar days (originally until October 20, 2008) to regain compliance.  If, at any time before October 20, 2008, the bid price of the Company’s common stock closed at $1.00 per share for a minimum of 10 consecutive business days, then NASDAQ would provide the Company with written notification that it had complied with the Rule.  NASDAQ then suspended the enforcement of the Rule from October 16, 2008 through July 28, 2009.  As a result, the Company had until August 5, 2009 to regain compliance.

After consideration of its options, the Company does not intend to request a hearing before the Panel and its common stock will be delisted from Nasdaq at the opening of business on August 17, 2009.  The Company determined that it would be difficult for the Company to maintain the Nasdaq Stock Market’s listing criteria on an ongoing basis and it would be in the best interests of the Company to allow its common stock to be delisted.

The Company is working with a market maker to file a Form 211 to have its common stock quoted on the OTC Bulletin Board.  Only a market maker, not the Company, may file a Form 211.  The Company’s common stock will not be immediately eligible to trade on the OTC Bulletin Board after delisting.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description

99.1	Press Release of Synergx Systems Inc. dated August 12, 2009

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNERGX SYSTEMS INC.
(Registrant)

Dated: August 12, 2009	By:	/s/ JOHN A. POSERINA
John A. Poserina,
Chief Financial Officer, Treasurer, Secretary,
Vice President and Director
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Synergx Systems Inc. dated August 12, 2009